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EXHIBIT 10.7

                             DEMAND PROMISSORY NOTE

DATE: JULY 15, 1998                           PRINCIPAL AMOUNT: $900,000.00 U.S.

     FOR VALUE RECEIVED, Curtis International Limited, of 7 Kodiak, North York, Ontario, M3J 3E5, (the "Debtor") promises to pay on demand or, if demand has not earlier been made, on October 01, 1998, to Mr. Benedict, of 10 rue Crenpin, Geneva, Switzerland, 1260, (the "Lender") the principal sum of $900,000.00 in lawful money of the United States of America with interest payable October 1, 1998, both before and after default, at a rate per annum of 7.50%.

     The Debtor further promises to and agrees with the Lender that all payments in regard to principal or interest to be made by the Debtor hereunder shall be made without set off or counterclaim.

     The principal amount, accrued interest, and other amounts outstanding under this note may be declared to be due and payable at any time, and the Debtor waives demand and presentment for payment, protest, notice of protest, or other notice of any kind.

                                          CURTIS INTERNATIONAL LIMITED

                                          Per:          /s/ JACOB HERZOG
                                                        Jacob Herzog
                                                    Chairman of the Board